As filed with the Securities and Exchange Commission on July 1, 2004
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------
                         WINTRUST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           ILLINOIS                                        36-3873352
  (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)

                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
                         (Address, including zip code of
                    registrant's principal executive office)

                           --------------------------

                         WINTRUST FINANCIAL CORPORATION
                            1997 STOCK INCENTIVE PLAN
                                       AND
                              VILLAGE BANCORP, INC.
                        1998 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                   -----------

                                DAVID A. DYKSTRA
                         SENIOR EXECUTIVE VICE PRESIDENT
                           AND CHIEF OPERATING OFFICER
                         WINTRUST FINANCIAL CORPORATION
                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
                                 (847) 615-4096
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           JENNIFER DURHAM KING, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                                   -----------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     TITLE OF SECURITIES          AMOUNT TO            PROPOSED MAXIMUM                PROPOSED MAXIMUM               AMOUNT OF
       TO BE REGISTERED         BE REGISTERED      OFFERING PRICE PER SHARE        AGGREGATE OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01    1,200,000                 $50.16(3)                     $60,192,000              $7,627(3)(4)
per share*(1)(2)
Common Stock, par value $0.01       46,331                 $35.05(6)                     $ 1,623,902              $  206(6)
per share*(1)(5)
====================================================================================================================================

*        Including the preferred share purchase rights associated therewith.
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares offered pursuant to the plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).
(2) Reflects shares that may be issued pursuant to the Wintrust Financial Corporation 1997 Stock Incentive Plan.
(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock on the Nasdaq National Market of $50.50 and $49.81 on June 29, 2004.
(4) An aggregate of 2,990,559 shares (as adjusted to reflect all stock splits and dividends to date) are being carried forward from those shares previously registered by Registration Statements on Form S-8 (File Nos. 333-33459, 333-52650 and 333-96983). Registration fees of $7,497, $1,765 and $2,546, respectively, were paid with respect to the shares registered in those filings. The previously registered shares being carried forward, together with the shares being registered hereby, represent the total number of shares reserved for issuance under the Wintrust Financial Corporation 1997 Stock Incentive Plan.
(5) Reflects shares that may be issued pursuant to the Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan.
(6) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the weighted average exercise price of $35.05 for 46,331 shares covered by options outstanding under the plan as of June 29, 2004.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the document containing the information required by Part I of this Registration Statement on Form S-8 also relates to the Registrant's shares of Common Stock previously registered on Registration Statements on Form S-8 (File Nos. 333-33459, 333-52650 and 333-96983).

            INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS

         On May 27, 2004, the shareholders of Wintrust Financial Corporation, an Illinois corporation ("Wintrust" or the "Registrant"), approved an amendment to the Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended (the "Wintrust Plan"), increasing the number of shares of Common Stock authorized for issuance under the Wintrust Plan by 1,200,000 shares. This Registration Statement registers those additional 1,200,000 shares of Common Stock reserved for issuance and delivery under the Wintrust Plan. Pursuant to the Form S-8 Registration Statements filed by the Registrant on August 12, 1997, December 22, 2000 and January 23, 2002, the Registrant has previously registered an aggregate of 4,481,038 shares of Common Stock (as adjusted to reflect all stock splits and dividends to date) of which 2,990,559 shares currently remain available for issuance. The contents of those Form S-8 Registration Statements (File Nos. 333-33459, 333-52650 and 333-96983) are incorporated by reference herein pursuant to General Instruction E of Form S-8.

         This Registration Statement also registers 46,331 shares of Common Stock which may be issued upon exercise of outstanding stock options previously granted by Village Bancorp, Inc., a Delaware corporation ("Village"), under the Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan (the "Village Plan"). Effective December 5, 2003, Wintrust acquired Village through a merger (the "Merger") of Village with and into WTFC Merger Co., an Illinois corporation and wholly-owned subsidiary of Wintrust. In connection with the Merger, each outstanding share of Village common stock was converted into the right to receive 0.214 shares of Wintrust common stock. At the effective time of the Merger, previously granted options to purchase Village common stock then outstanding under the Village Plan, became exercisable for shares of Wintrust common stock in accordance with the terms of the Merger and the Village Plan. Each outstanding and unexercised stock option to purchase shares of Village common stock is deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the original option prior to the Merger, the number of shares of Wintrust common stock equal to the product, rounded down to the nearest whole share, of the number of shares of Village common stock subject to the original option and 0.214, at a price per share equal to the exercise price per share of the Village common stock under the original option divided by 0.214, rounded up, if necessary, to the nearest cent.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information required by this section, which relate to the shares of Common Stock being registered and remaining available for issuance under the Wintrust Financial Corporation 1997 Stock Incentive Plan that were previously registered under the above-referenced Registration Statements as well as the shares of Common Stock issuable pursuant to the exercise of outstanding stock options previously granted by Village Bancorp, Inc. under the Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan, will be given to those persons who participate in the Wintrust Financial Corporation 1997 Stock Incentive Plan, as amended, all of whom are employees of the Registrant or its subsidiaries, and to those persons who are currently holding options granted under the Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan, all of whom were employees or directors of Village or its affiliates immediately prior to the Merger. Such documents are not required to be filed with the Commission as a part of this Registration Statement or as Exhibits.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "SEC") by Wintrust Financial Corporation, an Illinois corporation ("Registrant"), are incorporated in this Registration Statement by reference:

         o Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 0-21923);

         o Proxy statement in connection with the Registrant's 2004 annual meeting of shareholders filed with the SEC on April 23, 2004;

         o Quarterly Report on Form 10-Q for the three months ended March 31, 2004 (File No. 0-21923);

         o Current Report on Form 8-K filed with the SEC on January 21, 2004 (File No. 0-21923);

         o Current Report on Form 8-K filed with the SEC on April 20, 2004 (File No. 0-21923);

         o Current Report on Form 8-K filed with the SEC on May 11, 2004 (File No. 0-21923); and

         o the description of (a) the Registrant's common stock contained in its Registration Statement on Form 8-A dated January 3, 1997 (File No. 0-21923), and (b) the associated preferred share purchase rights contained in the Registrant's Registration Statement on Form 8-A dated August 28, 1998 (File No. 0-21923).

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Articles of Incorporation provide as follows:

         ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, PARAGRAPH 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section
8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         PARAGRAPH 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         PARAGRAPH 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         PARAGRAPH 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         PARAGRAPH 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         Section 6.3 of the Registrant's By-laws provides as follows:

         SECTION 6.3. MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of a corporation, or any subsidiary or subsidiaries, as the case may be, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and
(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

         (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation indemnifies or advances expenses to a director or officer under subsection (b) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         (l) The changes to this Section made by this amendatory Act of the 92nd General Assembly apply only to actions commenced on or after the effective date of this amendatory Act of the 92nd General Assembly. (Last amended by P.A. 92-0033, L. '01, eff. 7-1-01.)

         The Registrant has purchased $30 million of insurance policies which insure its directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, the Registrant maintains fiduciary liability coverage up to a $5 million limit and trust errors and omissions coverage up to a limit of $15 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit
                  3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the SEC on December 24, 1996).

         4.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998).

         4.3 Amended and Restated By-Laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2003).

         4.4 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A Registration Statement (No. 000-21923) filed with the SEC on August 28, 1998).

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. regarding legality of the securities.

         23.1     Consent of Ernst & Young LLP.

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

         99.1 Wintrust Financial Corporation 1997 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant's proxy statement relating to its May 22, 1997 Annual Meeting of Shareholders).

         99.2 First Amendment to Wintrust Financial Corporation 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended June 30,
                  2000).

         99.3 Second Amendment to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

         99.4 Third Amendment to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

         99.5     Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan.

         99.6 Amendment No. 1 to Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan.

         99.7 Form of Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan Conversion Agreement.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 30th day of June, 2004.

                                             WINTRUST FINANCIAL CORPORATION

                                             By:/s/ David A. Dykstra
                                                --------------------------------
                                                David A. Dykstra
                                                Senior Executive Vice President
                                                  and Chief Operating Officer




         We, the undersigned officers and directors of Wintrust Financial Corporation, and each of us, do hereby constitute and appoint each and any of Edward J. Wehmer and David A. Dykstra our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----

/s/ Edward J. Wehmer                                 President, Chief Executive                  June 30, 2004
---------------------------------------                 Officer and Director
Edward J. Wehmer

/s/ David L. Stoehr                                 Executive Vice President and                 June 30, 2004
---------------------------------------               Chief Financial Officer
David L. Stoehr                                    (Principal Accounting Officer)

/s/ John S. Lillard                                    Chairman and Director                     June 30, 2004
---------------------------------------
John S. Lillard

/s/ Peter D. Crist                                            Director                           June 30, 2004
---------------------------------------
Peter D. Crist

/s/ Bruce K. Crowther                                         Director                           June 30, 2004
---------------------------------------
Bruce K. Crowther

/s/ Bert A. Getz, Jr.                                         Director                           June 30, 2004
---------------------------------------
Bert A. Getz, Jr.

                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----

/s/ Philip W. Hummer                                          Director                           June 30, 2004
---------------------------------------
Philip W. Hummer

                                                              Director
---------------------------------------
Paul J. Liska

/s/ James B. McCarthy                                         Director                           June 30, 2004
---------------------------------------
James B. McCarthy

/s/ Albin F. Moschner                                         Director                           June 30, 2004
---------------------------------------
Albin F. Moschner

/s/ Thomas J. Neis                                            Director                           June 30, 2004
---------------------------------------
Thomas J. Neis

/s/ Hollis W. Rademacher                                      Director                           June 30, 2004
---------------------------------------
Hollis W. Rademacher

/s/ J. Christopher Reyes                                      Director                           June 30, 2004
---------------------------------------
J. Christopher Reyes

/s/ John J. Schornack                                         Director                           June 30, 2004
---------------------------------------
John J. Schornack

/s/ Ingrid S. Stafford                                        Director                           June 30, 2004
---------------------------------------
Ingrid S. Stafford

                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                    DESCRIPTION OF EXHIBIT
        ------                    ----------------------

         4.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit
                  3.1 to Registrant's Form S-1 Registration Statement (No. 333-18699) filed with the SEC on December 24, 1996).

         4.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1998).

         4.3 Amended and Restated By-Laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2003).

         4.4 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A Registration Statement (No. 000-21923) filed with the SEC on August 28, 1998).

         5.1 Opinion of Vedder, Price, Kaufman & Kammholz, P.C. regarding legality of the securities.

         23.1     Consent of Ernst & Young LLP.

         24.1 Powers of Attorney (included on the signature pages of the Registration Statement).

         99.1 Wintrust Financial Corporation 1997 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant's proxy statement relating to its May 22, 1997 Annual Meeting of Shareholders).

         99.2 First Amendment to Wintrust Financial Corporation 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended June 30,
                  2000).

         99.3 Second Amendment to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

         99.4 Third Amendment to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

         99.5     Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan.

         99.6 Amendment No. 1 to Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan.

         99.7 Form of Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan Conversion Agreement.